EXHIBIT 11

                          COMPUTATION OF PER SHARE DATA
                                   (UNAUDITED)

                                             Nine Months Ended                Three Months Ended
                                       ----------------------------      ----------------------------
                                         Sept 30,         Sept 30,         Sept 30,         Sept 30,
                                           1997             1996             1997             1996
                                       -----------      -----------      -----------      -----------
Net Loss                               $(1,050,000)     $  (825,000)     $  (310,000)     $  (273,000)
Preferred Stock dividend                  (298,000)        (292,000)         (99,000)         (97,000)
                                       -----------      -----------      -----------      -----------

Loss applicable to Common Stock        $(1,348,000)     $(1,117,000)     $  (409,000)     $  (370,000)
                                       ===========      ===========      ===========      ===========

Primary:
Weighted average number of common
  shares outstanding                     4,681,765        4,681,765        4,681,765        4,681,765
                                       ===========      ===========      ===========      ===========

Net loss per share of Common Stock
(primary):                             $      (.29)     $      (.24)     $      (.09)     $      (.08)
                                       ===========      ===========      ===========      ===========

Assuming Full Dilution:
Weighted average number of common
shares outstanding                       4,681,765        4,681,765        4,681,765        4,681,765
                                       ===========      ===========      ===========      ===========

Net loss per share of Common Stock
(assuming full dilution) (a)           $      (.29)     $      (.24)     $      (.09)     $      (.08)
                                       ===========      ===========      ===========      ===========

(a) Not presented because dilution is less than 3 percent from primary amounts.